SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2003

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

        On August 6, 2003, Derma Sciences, Inc. (the “Registrant”) concluded the purchase from GeriCare Providers, Inc. of the rights to a skin care product known as Genesis® Ointment. Genesis Ointment is a vitamin enriched moisture barrier and skin protectant. Sales of Genesis Ointment for the previous 12 months were approximately $100,000.

        The purchase price was $112,000 and was paid at closing. The assets purchased included inventory of Genesis Ointment, the “Genesis” trademark, customer lists, product specifications and related intellectual property. The asset purchase agreement prohibits GeriCare Providers, Inc. from competing with the Registrant for a period of five years with respect to products competitive with Genesis Ointment or the Registrant’s Dermagran® skin care products.

   Item 7. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:
10.01 - Asset Purchase Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: August 28, 2003	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer